Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

     The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of Access National Corporation, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Access National Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Dated: November 12, 2004	/s/ Michael W. Clarke
Michael W. Clarke
President and Chief Executive Officer

Dated: November 12, 2004	/s/ Charles Wimer
Charles Wimer
Chief Financial Officer